                                                                     Exhibit 11


                  CALCULATION OF PRIMARY EARNINGS PER SHARE



                                                  Year Ended April 30,
                                      -----------------------------------------
                                           1997           1996         1995
                                           ----           ----         ----
Net earnings                          $ 47,755,000   $177,168,000  $107,259,000
                                      ============   ============  ============

Weighted average number of shares
 outstanding - primary:  Weighted
 average number of common
 shares outstanding                    103,985,000    103,926,000   105,029,000


 Dilutive effect of stock options
 after application of treasury
 stock method                              230,000        524,000       708,000

 Dilutive effect of Convertible
 Preferred Stock                         1,625,000      1,609,000       134,000
                                      ------------   ------------  ------------

Weighted average number of shares
 outstanding                           105,840,000    106,059,000   105,871,000
                                      ============   ============  ============


Net earnings per share:
 Primary                                      $.45          $1.67         $1.01
                                              ====          =====         =====


                                                                     Exhibit 11


               CALCULATION OF FULLY DILUTED EARNINGS PER SHARE


                                                  Year Ended April 30,
                                      -----------------------------------------
                                           1997          1996          1995
                                           ----          ----          ----
Net earnings                          $ 47,755,000   $177,168,000  $107,259,000
                                       ===========   ============  ============

Weighted average number of shares
 outstanding - fully diluted:  Shares
 used in calculating primary earnings
 per share                             105,840,000    106,059,000   105,871,000

 Additional effect of stock options
 after application of treasury
 stock method                               32,000         -            155,000
                                      ------------   ------------  ------------

Weighted average number of shares
 outstanding                           105,872,000    106,059,000   106,026,000
                                      ============   ============  ============

Net earnings per share:
 Fully diluted                                $.45          $1.67         $1.01
                                              ====          =====         =====